Exhibit 99.1

RMG NETWORKS REPORTS SECOND QUARTER 2014 RESULTS

Media and Enterprise Units Grew Adjusted Revenue1,2 Sequentially With Strong Adjusted Gross Margin1,2 Improvement

Sequential Media Unit Revenue Increase of 91%

Adjusted EBITDA Loss Narrowed Sequentially

Second Quarter Highlights

•

Robert Michelson joins RMG Networks as interim President and interim Chief Executive Officer, subsequent to quarter-end

•

Consolidated revenue of $16.4 million, on an adjusted basis1,2, increased 29.9% from the first quarter 2014; consolidated adjusted revenue was comprised of $11.5 million in adjusted Enterprise revenue1,2 and $4.9 million in Media revenue,

•

Adjusted EBITDA loss of $2.8 million3 represented a $2.6 million improvement from the first quarter 2014

•

Won the largest Enterprise software sale in company history, with over 27,000 software licenses to a Tier 1 telecom provider

•

Completed reallocation of corporate resources that streamlined the business and is expected to reduce ongoing operating expense levels

•

Subsequent to quarter-end, amended the Senior Credit facility, adding $3.4 million in net cash proceeds to the balance sheet and eliminated financial covenants until at least mid-year 2015

DALLAS, TX – (Marketwired) – 8/7/2014 – RMG Networks Holding Corporation (NASDAQ: RMGN), or RMG Networks, a leading provider of technology-driven visual communications solutions, today announced its financial results for the second quarter ended June 30, 2014.

RMG Networks helps brands and organizations communicate more effectively using location-based video networks. The company builds enterprise video networks that empower organizations to visualize critical data to better run their business. The company also connects brands with target audiences using video advertising networks comprised of over 200,000 display screens, reaching over 100 million consumers each month.

Robert Michelson, Chief Executive Officer, commented, “Two weeks ago, I joined RMG Networks to head a recognized industry leader and innovator in intelligent visual communications solutions. I was attracted to the company by the strength of its growth platform as well as the truly differentiated solutions that offer customers a proprietary value proposition. As a growth-focused CEO, I see in RMG Networks an exciting opportunity to expand our leadership and put the company firmly on a profitable growth trajectory.”

“Our second quarter results demonstrate sequential growth in revenue and gross margin in both units as sales execution improved and that costs were strictly controlled. We are focused on continuing to deliver sequential growth through the second half of the year. As previously announced, we have made some changes to our senior leadership team and are now refocusing our efforts on a limited number of strategic initiatives in key industries, products and solutions and plan to pursue our investments in a measured manner. We are managing the business with the goal of achieving profitable growth by measuring our performance against a refined set of benchmarked metrics. Finally, we will maintain clarity in our communications to all audiences through consistency and transparency. With momentum building in the business, refocused execution, and a bolstered balance sheet, we are prepared to achieve the company’s growth potential and long-term strategic objectives.”

1

2014 adjusted results; Enterprise revenues represent Products, Maintenance and Content Services, and Professional Services revenue line items; Media revenues represent Advertising revenue line item.

2

Q1 & Q2 2014 GAAP consolidated revenue was $11.8 million and $13.4 million, respectively, and Q1 & Q2 2014 GAAP Enterprise revenue was $9.2 million and $8.5 million, respectively. Please see the tables at the end of this press release for a reconciliation of GAAP results to adjusted results.

3

Q1 & Q2 2014 GAAP operating loss was $8.5 million and $19.6 million, respectively. Please see the tables at the end of this press release for a reconciliation of GAAP results to adjusted results.

Second Quarter Financial Review

RMG Networks completed the business combinations of Reach Media Group Holdings, Inc. and Symon Holdings Corporation, or Symon, on April 8 and April 19, 2013, respectively. Symon was determined to be the Predecessor Company for accounting purposes and accordingly Symon’s historical financials are included for comparison in RMG Networks’ “as-reported” financials. Because Symon recorded results of operations on a January 31 fiscal year and because the results of Reach Media Group Holdings, Inc. are included in Predecessor Company financials only as of the date of combination, second quarter 2014 results as-reported are not comparable with the Predecessor Company’s results for second quarter 2013. In addition, “as-reported” results include certain items and the effects of purchase accounting which RMG Networks does not believe reflect the underlying performance of its business. Therefore, for ease of comparison, the following provides adjusted results for the second quarter of 2014 and pro forma combined results for the second quarter of 2013 as if the companies had existed as a combined entity for the relevant periods and adjusting for the items described above.

Adjusted and Pro Forma Combined Result4,5

Second Quarter Revenue. Total adjusted revenues in the second quarter of 2014 were $16.4 million, a sequential increase of 29.9% from $12.6 million in the first quarter of 2014.

•

Adjusted Enterprise revenue of $11.5 million increased 14.4% from $10.1 million in the first quarter of 2014, driven by an increase in product sales. Adjusted gross margin improved to 58.9% from 57.5% in the first quarter of 2014, due to a favorable product mix driven by a large software sale.

•

Media revenue of $4.9 million increased 91.3% from $2.5 million in the first quarter of 2014, due to a rebound in advertising demand and better sales execution. Adjusted gross margin improved to 13.8% from (16.8)% in the first quarter of 2014, due to increased revenue generation.

On a year over year basis, total adjusted revenues in the second quarter of 2014 represented a decrease of 13.3% from $18.9 million of pro forma combined revenues in the second quarter of 2013.

•

Adjusted Enterprise revenue decreased 3.8% from $12.0 million in the second quarter of 2013, due to a slight decrease in product sales and professional services. Adjusted Enterprise gross margin was 58.9% compared to 54.2% in the second quarter of 2013, increasing year over year due to a favorable sales mix resulting from a large software sale in the second quarter of 2014.

•

Media revenue decreased 29.6% from $6.9 million in the second quarter of 2013, primarily due to continued headwinds in the out-of-home advertising sector. Adjusted Media gross margin was 13.8% compared to 38.6% in the second quarter of 2013, due primarily to lower revenue generation failing to cover fixed costs of sales.

Second Quarter Adjusted EBITDA4. Adjusted EBITDA loss was $2.8 million, improving from a loss of $5.3 million in the first quarter of 2014, due to higher revenues, improved gross margins and lower cash operating expenses6.

On a year over year basis, adjusted EBITDA decreased in the second quarter from pro forma combined adjusted EBITDA of $0.8 million in the second quarter of 2013, due to the reasons described above.

During the second quarter of 2014, the company incurred approximately $14.0 million in non-recurring charges comprised of the following:

•

Impairment charges of $1.3 million and $5.9 million related to goodwill and intangible assets, respectively, within the Media Unit

•

A $6.2 million loss accrual charge on a long-term contract, resulting from a revised forecast of the revenue associated with the contract

•

Approximately $0.6 million in costs related to the departure of the company’s former CEO and a reorganization of certain business operations

4

Q1 & Q2 2014 GAAP consolidated revenue was $11.8 million and $13.4 million, respectively, and Q1 & Q2 2014 GAAP Enterprise revenue was $9.2 million and $8.5 million, respectively. Q1 & Q2 2014 GAAP operating loss was $8.5 million and $19.6 million, respectively. Please see the tables at the end of this press release for a reconciliation of GAAP results to adjusted results.

5

2014 adjusted results; 2013 pro forma combined results; Enterprise revenues represent Products, Maintenance and Content Services, and Professional Services revenue line items; Media revenues represent Advertising revenue line item.

6

Cash operating expenses exclude depreciation & amortization, stock-based compensation and other one-time or non-recurring charges.

Reported Results

Second Quarter. Total reported revenue for the quarter ended June 30, 2014 was $13.4 million; total revenue for the successor company from April 20, 2013 through June 30, 2013 was $15.1 million.

Operating loss for the quarter ended June 30, 2014 was $19.6 million; operating loss for the successor company from April 20, 2013 through June 30, 2013, was $2.9 million.

Legal Matters

From time to time, the company has been and may become involved in legal proceedings arising in the ordinary course of its business. Although the results of litigation and claims cannot be predicted with certainty, RMG Networks is not presently involved in any legal proceeding in which the outcome, if determined adversely to the company, would be expected to have a material adverse effect on its business, operating results, or financial condition. Regardless of the outcome, however, litigation can have an adverse impact on the company because of defense and settlement costs, diversion of management resources, and other factors. The currently expected financial impact of ongoing legal proceedings is reflected in accruals in costs of revenues and in a reserve for legal expenses which was accrued in the second quarter of 2013 in the amount of $500,000.

Amended Senior Credit Facility

As previously disclosed, on July 16, 2014 the company successfully completed a Third Amendment to its senior credit facility. The amended term loan facility increased from $8 million to $12 million, adding approximately $3.4 million in net cash proceeds to the company's balance sheet. The amendment also eliminated financial covenants until at least mid-year 2015, providing the company with substantial operating flexibility. The amended 3-year facility, which matures in July 2017, bears interest at a fixed rate of 12% and continues to defer principal payments until maturity.

Outlook

For the remainder of 2014, RMG Networks expects to see continued sequential quarterly adjusted revenue increases with sequential reductions in quarterly cash operating expenses7, resulting in sequential quarterly Adjusted EBITDA increases. Over the long term, given the leadership positions the company holds in the growing industries in which its competes, the company continues to strongly believe in its prospects for generating revenue growth, for developing material operating leverage and for producing significant adjusted EBITDA.

Conference Call

Management will host a conference call to discuss these results today, Thursday, August 7, 2014 at 9:00 a.m. ET. To access the call, please dial 866-700-6293 (toll free) or 617-213-8835 and passcode # 69913925.  The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of RMG Networks’ web site at http://ir.rmgnetworks.com/phoenix.zhtml?c=251935&p=irol-calendar. All participants should call or access the website approximately 10 minutes before the conference begins. The webcast and slide presentation will be available for replay for 90 days.

A telephonic replay of this conference call will also be available by dialing 888-286-8010 (toll free) or 617-801-6888 (passcode: 81618153) from 2:00 p.m. ET on August 7, 2014 until midnight ET on August 11 2014.

About RMG Networks

RMG Networks (NASDAQ: RMGN) helps brands and organizations communicate more effectively using location-based video networks. The company connects brands with target audiences using video advertising networks comprised of over 200,000 display screens, reaching over 100 million consumers each month. The company also builds enterprise video networks that empower organizations to visualize critical data to better run their business. RMG Networks works with over 70% of the Fortune 100. The company is headquartered in Dallas, Texas with offices in the United States, United Kingdom, China, India, Singapore and the U.A.E. For more information, visit http://www.rmgnetworks.com.

7

Cash operating expenses exclude depreciation & amortization, stock-based compensation and other one-time or non-recurring charges.

About Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under SEC regulations, including Adjusted Revenue, Adjusted Gross Margin, and Adjusted EBITDA. In evaluating its business, RMG Networks considers and uses Adjusted Revenue, Adjusted Gross Margin, and Adjusted EBITDA as supplemental measures of its operating performance, and believes that many of the company’s investors use these non-GAAP measures to monitor the company’s performance. These measures should not be considered as a substitute for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures.  Definitions and reconciliations between non-GAAP measures and relevant GAAP measures are set forth in the tables at the end of this press release.

Cautionary Note Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to future financial performance, expected operating results, such as revenue growth, our ability to achieve profitability, our position within the markets that we serve, efforts to grow our business and the impact of litigation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the company's success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the company's securities; Reach Media Group's ("RMG") history of incurring significant net losses and limited operating history; the competitive environment in the advertising markets in which the company operates; the risk that the anticipated benefits of the combination of RMG or Symon Holdings Corporation, or of other acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company's ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company's common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For RMG Networks Holding Corporation

Investor
Carolyn M. Capaccio, CFA

LHA

212-838-3777

ir@rmgnetworks.com

or

Media

Julie Rasco

800-827-9666

Julie.Rasco@rmgnetworks.com

Source: RMG Networks

(Financial tables appear below)

RMG Networks Holding Corporation

Consolidated Balance Sheets

June 30, 2014 and December 31, 2013

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,087,094	$8,235,566
Accounts receivable, net	16,206,437	22,731,678
Inventory, net	3,587,266	4,633,213
Deferred tax assets	16,782	63,617
Other current assets	1,326,635	2,224,547
Total current assets	24,224,214	37,888,621
Property and equipment, net	4,638,301	3,548,985
Intangible assets, net	29,649,000	38,782,000
Goodwill	27,927,027	28,642,398
Loan origination fees	857,404	971,726
Other assets	225,522	496,879
Total assets	$87,521,468	$110,330,609
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$4,637,157	$8,009,380
Revenue share liabilities	2,142,605	2,595,614
Accrued liabilities	4,481,651	4,423,896
Accrued loss on long-term contract	2,036,000	-
Deferred revenue	10,205,163	10,074,420
Capital leases and other	103,508	86,952
Total current liabilities	23,606,084	25,190,262
Notes payable – non current	8,000,000	8,000,000
Warrant liability	2,701,641	4,573,123
Accrued loss on long-term contract-non current	4,164,000	-
Deferred revenue – non current	1.575.429	990,989
Deferred tax liabilities	6,567,609	6,430,853
Capital leases and other	670,123	392,558
Total liabilities	47,284,886	45,577,785
Commitments and Contingencies
Stockholders’ equity:
Common stock, $.0001 par value, (250,000,000 shares authorized; 12,367,756 and 11,920,583 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively)	1,237	1,192
Additional paid-in capital	81,773,063	77,452,317
Accumulated comprehensive income	401,406	299,618
Retained earnings (accumulated deficit)	(41,459,124)	(13,000,303)
Treasury stock (300,000 shares)	(480,000)	-
Total stockholders’ equity	40,236,582	64,752,824
Total liabilities and stockholders’ equity	$87,521,468	$110,330,609

RMG Networks Holding Corporation

Consolidated Statements of Comprehensive Income (Loss)

For The Six Months Ended June 30, 2014 and the Period April 20 through June 30, 2013

	Successor	Successor	Predecessor
	Company	Company	Company
	Six Months Ended June 30, 2014	April 20, 2013 Through June 30, 2013	February 1, 2013 Through April 19, 2013
	(Unaudited)
Revenue:
Advertising	$7,417,237	$5,556,557	$-
Products	5,589,302	5,069,160	2,239,236
Maintenance and content services	7,904,287	2,572,555	3,594,520
Professional services	4,240,689	1,851,755	1,323,559
Total Revenue	25,151,515	15,050,027	7,157,315

Cost of Revenue:
Advertising	5,789,910	3,355,883	-
Products	4,421,768	3,261,492	1,498,135
Maintenance and content services	1,516,084	572,433	611,692
Professional services	3,084,968	1,197,304	861,640
	14,812,730	8,387,112	2,971,467
Loss on long-term contract	4,130,104	-	-
Total Cost of Revenue	18,942,834	8,387,112	2,971,467
Gross Profit	6,208,681	6,662,915	4,185,848

Operating expenses:
Sales and marketing	10,636,104	3,351,286	1,729,871
General and administrative	10,490,344	2,585,983	1,739,348
Research and development	2,120,037	806,401	512,985
Acquisition expenses	-	1,485,566	3,143,251
Depreciation and amortization	3,800,818	1,292,276	140,293
Impairment of intangible assets and goodwill	7,245,359	-	-
Total operating expenses	34,292,662	9,521,512	7,265,748
Operating income (loss)	(28,083,981)	(2,858,597)	(3,079,900)
Other Income (Expense):
Warrant liability expense	(589,009)	(3,920,000)	-
Interest expense and other – net	(114,691)	(495,880)	(14,553)
Income (loss) before income taxes	(28,787,681)	(7,274,477)	(3,094,453)
Income tax expense (benefit)	(328,860)	-	(540,897)
Net income (loss)	(28,458,821)	(7,274,477)	(2,553,556)
Other comprehensive income (loss) -
Foreign currency translation adjustments	101,788	13,157	(121,144)
Total comprehensive income (Loss)	$(28,357,033)	$(7,261,320)	$(2,674,700)

Net income(loss) per share:
Basic and dilutive net income (loss) per share of Common Stock	$(2.34)	$(1.16)	$-
Basic and dilutive net income (loss) per share of Class L Common Stock	$-	$-	$(2.55)
Basic and dilutive net income (loss) per share of Class A Non-Voting Common Stock	$-	$-	$-
Weighted average shares used in computing basic and dilutive net income (loss) per share of Common Stock	12,161,112	6,285,583	-
Weighted average shares used in computing basic and dilutive net income (loss) per share of Class L Common Stock	-	-	1,000,000
Weighted average shares used in computing basic and dilutive net income (loss) per share of Class A Non-Voting Common Stock	-	-	68,889

RMG Networks Holding Corporation

Consolidated Statements of Comprehensive Income (Loss)

For The Three Months Ended June 30, 2014 and The Period April 20 Through June 30, 2013

	Successor Company	Successor Company
	Three Months Ended June 30, 2014	April 20, 2013 Through June 30, 2013
	(Unaudited)
Revenue:
Advertising	$4,871,146	$5,556,557
Products	3,301,555	5,069,160
Maintenance and content services	3,601,562	2,572,555
Professional services	1,602,123	1,851,755
Total Revenue	13,376,386	15,050,027
Cost of Revenue:
Advertising	3,454,167	3,355,883
Products	2,511,845	3,261,492
Maintenance and content services	755,938	572,433
Professional services	1,475,138	1,197,304
	8,197,088	8,387,112
Loss on long-term contract	4,130,104	-
Total Cost of Revenue	12,327,192	8,387,112
Gross Profit	1,049,194	6,662,915
Operating expenses:
Sales and marketing	5,402,824	3,351,286
General and administrative	5,084,576	2,585,983
Research and development	1,028,111	806,401
Acquisition expenses	-	1,485,566
Depreciation and amortization	1,880,785	1,292,276
Impairment of intangible assets and goodwill	7,245,359	-
Total operating expenses	20,641,655	9,521,512
Operating income (loss)	(19,592,461)	(2,858,597)
Other Income (Expense):
Warrant liability expense	4,052,462	(3,920,000)
Interest expense and other – net	134,048	(495,880)
Income (loss) before income taxes	(15,405,951)	(7,274,477)
Income tax expense (benefit)	621,219	-
Net income (loss)	(16,027,170)	(7,274,477)
Other comprehensive income -
Foreign currency translation adjustments	97,182	13,157
Total comprehensive income (loss)	$(15,929,988)	$(7,261,320)
Net income (loss) per share:
Basic and diluted net income (loss) per share of Common Stock	$(1.32)	(1.16)
Weighted average shares used in computing basic and diluted net income (loss) per share of Common Stock	12,161,112	6,285,583

RMG Networks Holding Corporation

Consolidated Statements of Cash Flows

For The Six Months Ended June 30, 2014 and The Period April 20 through June 30, 2013

	Successor	Successor	Predecessor
	Company	Company	Company
	Six Months	April 20, 2013	February 1, 2013
	Ended	Through	Through
	June 30,	June 30,	April 19,
	2014	2013	2013
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(28,458,821)	$(7,274,477)	$(2,553,556)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,800,818	1,292,276	140,293
Change in warrant liability	589,009	3,920,000	-
Impairment of intangible assets and goodwill	7,245,359	-	-
Stock-based compensation	1,743,836	-	-
Non-cash treasury stock	(480,000)	-	-
Non-cash loan origination fees	114,322	-	-
Non-cash consulting fees	264,750	-	-
Non-cash directors’ fees	116,464	-	-
Non-cash interest expense	-	60,000	140,293
Deferred tax (benefit)	(433,231)	-	(12,294)
Other non-cash expense (income), net	-	-	(2,054)
Changes in operating assets and liabilities:
Accounts receivable	6,525,241	(4,412,699)	2,846,332
Inventory	1,045,947	(74,919)	(488,722)
Other current assets	897,912	211,440	(154,529)
Other assets, net	6,606	(1,073)	12,572
Accounts payable	(3,404,430)	1,708,576	(2,978,808)
Accrued liabilities	6,130,908	362,830	(765,937)
Deferred revenue	715,184	330,532	(372,579)
Net cash provided by (used in) operating activities	(3,580,126)	(3,877,514)	(4,329,282)
Cash flows from investing activities:
Acquisition of Symon Holdings Corporation	-	(209,079)	-
Purchases of property and equipment	(1,670,134)	(172,244)	(86,470)
Net cash provided by (used in) investing activities	(1,670,134)	(381,323)	(86,470)

Cash flows from financing activities:
Repayment of debt	-	(600,000)	-
Net cash provided by (used in) financing activities	-	(600,000)	-

Effect of exchange rate changes on cash	101,788	13,157	(121,144)

Net increase (decrease) in cash and cash equivalents	(5,148,472)	(4,845,680)	(4,536,896)

Cash and cash equivalents, beginning of period	8,235,566	10,824,943	10,203,169

Cash and cash equivalents, end of period	$3,087,094	$5,979,263	$5,666,273

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$294,570	$-	$2,053
Cash paid during the year for income taxes	$-	$-	$150,000

RMG Networks Holding Corporation

Reconciliation of Gross Profit

For The Three Months Ended June 30, 2014

	Successor Company Three Months Ended June 30, 2014 (GAAP)	Purchase Price Accounting Adjustment	Cost of Revenue Reclassification	Loss on Long-Term Contract	Adjusted (Non-GAAP)
	(Unaudited)
Revenue:
Advertising	$4,871,146	$-	$-	$-	$4,871,146
Product sales	3,301,555	-	742,417	987,542	5,031,514
Maintenance and content services	3,601,562	209,913	-	394,565	4,206,040
Professional services	1,602,123	-	-	687,789	2,289,912
Total Revenue	13,376,386	209,913	742,417	2,069,896	16,398,612

Cost of Revenues:
Advertising	3,454,167	-	742,417	-	4,196,584
Product sales	2,511,845	-	-	-	2,511,845
Maintenance and content services	755,938	-	-	-	755,938
Professional services	1,475,138	-	-	-	1,475,138
Loss on long-term contract	4,130,104	-	-	(4,130,104)	-
Total Cost of Revenue	12,327,192	-	742,417	(4,130,104)	8,939,505

Gross Profit	$1,049,194	$209,913	$-	$6,200,000	$7,459,107

RMG Networks Holding Corporation

Reconciliation of Gross Profit

For The Three Months Ended June 30, 2013

	Successor Company April 20 Through June 30, 2013 (GAAP)	Predecessor Company and Reach Media April 1 Through April 19, 2013	Purchase Price Accounting Adjustment	Pro Forma Combined Adjusted (Non-GAAP)
	(Unaudited)
Revenue:
Advertising	$5,556,557	$1,361,245	$-	$6,917,802
Product sales	5,069,160	224,690	-	5,293,850
Maintenance and content services	2,572,555	884,207	675,110	4,131,872
Professional services	1,851,755	710,463	-	2,562,218
Total Revenue	15,050,027	3,180,605	675,110	18,905,742

Cost of Revenues:
Advertising	3,355,883	890,789	-	4,246,672
Product sales	3,261,492	130,527	-	3,392,019
Maintenance and content services	572,433	152,251	-	724,684
Professional services	1,197,304	180,745	-	1,378,049
Loss on long-term contract	-	-	-	-
Total Cost of Revenue	8,387,112	1,354,312	-	9,741,424

Gross Profit	$6,662,915	$1,826,293	$675,110	$9,164,318

RMG Networks Holding Corporation

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

	Second Quarter
	2014	2013

Operating income (loss) per Statements of Comprehensive Income	$(19,592,461)	$(2,858,597)

Predecessor Company and Reach Media operating income (loss) for the period April 1 through April 19, 2013	-	(2,333,740)

Revenues that would have been recognized in the period had the balance in deferred revenue at the acquisition date not been required to be adjusted to market value at the acquisition date in accordance with GAAP purchase accounting guidelines	209,913	675,110

Pro-Forma Operating Income (Loss)	(19,382,548)	(4,517,227)

Depreciation and amortization	1,880,785	1,342,689
Acquisition expenses	-	4,013,757
Stock-based compensation	714,148	-
Impairment of intangible assets and goodwill	7,245,359	-
Loss on long-term contract	6,200,000	-
Reorganization expenses	579,029	-

Adjusted EBITDA	$(2,763,227)	839,219